UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 29, 2013

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification Number
1-08788	NV ENERGY, INC.	88-0198358
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

000-52378	NEVADA POWER COMPANY d/b/a NV ENERGY	88-0420104
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

0-00508	SIERRA PACIFIC POWER COMPANY d/b/a NV ENERGY	88-0044418
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On May 29, 2013, NV Energy, Inc., a Nevada corporation (“NV Energy” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among MidAmerican Energy Holdings Company, an Iowa corporation (“MidAmerican”), Silver Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of MidAmerican (the “Merger Sub”) and NV Energy. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Merger. The Merger Agreement provides for the merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company continuing as the surviving corporation in the Merger. As a result of the Merger, the Company will become an indirect wholly owned subsidiary of MidAmerican.

Merger Consideration. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Closing”), each share of common stock of the Company (the “NV Energy Common Stock”) issued and outstanding immediately prior to the Closing will be converted into the right to receive cash in the amount of $23.75 per share, without interest.

MidAmerican’s shareholders have committed to provide the capital to fund all of the purchase price of the Company.

Representations, Warranties and Covenants; Non-Solicitation. The Merger Agreement also contains customary representations, warranties and covenants of both the Company and MidAmerican. These covenants include an obligation of the Company to, subject to certain exceptions, conduct its business in a manner substantially consistent with its current practice. The Merger Agreement also prohibits the Company’s solicitation of third party proposals relating to the acquisition of more than 20% of the Company’s consolidated assets or 20% of the issued and outstanding shares of NV Energy Common Stock (an “Alternative Transaction”) and restricts the Company’s ability to provide information or enter into discussions in connection with an Alternative Transaction, subject to certain limited exceptions to permit the Board of Directors of the Company (the “NV Energy Board”) to comply with its fiduciary duties. The Merger Agreement also contains covenants that require, subject to certain limited exceptions, (a) the Company to file a proxy statement with the Securities and Exchange Commission (the “SEC”) and call and hold a special stockholders meeting and (b) the NV Energy Board to recommend that NV Energy’s stockholders approve the Merger. However, the NV Energy Board is permitted to change its recommendation to NV Energy’s stockholders if the NV Energy Board receives a Superior Proposal or there is an Intervening Event (as such terms are defined in the Merger Agreement) and certain conditions are satisfied.

Closing Conditions. The consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the approval of the Merger by the holders of a majority of the outstanding shares of NV Energy Common Stock, (ii) the receipt of regulatory approvals required to consummate the Merger, including, among others, approvals from the Public Utilities Commission of Nevada and the Federal Energy Regulatory Commission on terms and conditions specified in the Merger Agreement, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iv) the absence of the occurrence of a Company Material Adverse Effect (as defined in the Merger Agreement) after the date of the Merger Agreement, and (v) other customary closing conditions.

Termination; Termination Fees. The Merger Agreement also provides for certain termination rights for both the Company and MidAmerican. Upon termination of the Merger Agreement under certain circumstances, the Company may be obligated to pay MidAmerican a termination fee of $169.7 million, provided that the Company may be required to pay a reduced termination fee of $56.6 million if MidAmerican terminates the

Merger Agreement under certain circumstances prior to July 13, 2013 or if the Company terminates the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal (as such term is defined in the Merger Agreement) prior to July 28, 2013 with a person or group from whom the Company has received a Competing Proposal (as such term is defined in the Merger Agreement) after the date of the Merger Agreement and prior to July 13, 2013.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement, and are not intended to provide any other factual information about the Company, MidAmerican or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company, MidAmerican or any of their respective subsidiaries, affiliates or businesses.

Item 8.01.	Other Events.

On May 29, 2013, NV Energy and MidAmerican issued a joint press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Participants in Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s Annual Meeting of stockholders, which was filed with the SEC on March 27, 2013. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.

Additional Information

In connection with the proposed transaction, the Company will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY. The final proxy statement will be mailed to the Company’s stockholders. Investors will also be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to the Corporate Secretary, NV Energy, Inc., 6226 West Sahara Avenue, Las Vegas, NV 89146.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Item No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of May 29, 2013, by and among MidAmerican Energy Holdings Company, Silver Merger Sub, Inc. and NV Energy, Inc. (the exhibits and schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Joint Press Release of NV Energy, Inc. and MidAmerican Energy Holdings Company, dated May 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NV Energy, Inc. (Registrant)

Date: May 29, 2013	By:	/s/ E. Kevin Bethel

E. Kevin Bethel
Chief Accounting Officer

Nevada Power Company d/b/a NV Energy (Registrant)

Date: May 29, 2013	By:	/s/ E. Kevin Bethel

E. Kevin Bethel
Chief Accounting Officer

Sierra Pacific Power Company d/b/a NV Energy (Registrant)

Date: May 29, 2013	By:	/s/ E. Kevin Bethel

E. Kevin Bethel
Chief Accounting Officer

EXHIBIT INDEX

Item No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of May 29, 2013, by and among MidAmerican Energy Holdings Company, Silver Merger Sub, Inc. and NV Energy, Inc. (the exhibits and schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Joint Press Release of NV Energy, Inc. and MidAmerican Energy Holdings Company, dated May 29, 2013.